Exhibit No. 32.1
----------------
Form 10-KSB
Million Dollar Saloon, Inc.
File No. 33-25350-FW

                    Certification Pursuant to 18 U.S.C. 1350,
                       as adopted Pursuant to Section 906
                       of the Sarbanes-Oxley Act of 2002 -
               Chief Executive Officer and Chief Financial Officer


In connection with the Annual Report of Million Dollar Saloon, Inc. (Company) on Form 10-KSB for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Nick Mehmeti, Chief Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: August 18, 2008                          By:      /s/ Nick Mehmeti
       ---------------                             -----------------------------
                                                                    Nick Mehmeti
                                                     Chief Executive Officer and
                                                         Chief Financial Officer





A signed original of this written statement required by Section 906 has been provided to Million Dollar Saloon, Inc. and will be retained by Million Dollar Saloon, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.